                                                                    Exhibit 23.3
                                                                    ------------

                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NTELOS Inc. ("NTELOS"), formerly known as CFW Communications Company ("CFW"), of our report dated February 14, 2000 relating to the financial statements of PrimeCo Personal Communications, L.P. Richmond Major Trading Area as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which appears in the Prospectus of CFW filed pursuant to Rule 424(b) on November 9, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement and Prospectus.

/s/ PricewaterhouseCoopers LLP


Dallas, Texas
April 24, 2001